UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2007
APOLLO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Arizona	0-25232	86-0419443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 East Elwood Street, Phoenix, Arizona	85040

(Address of Principal Executive Offices)	(Zip Code)
(480) 966-5394

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On June 27, 2007, the Compensation Committee of the Board of Directors of Apollo Group, Inc. (the “Company”) authorized certain equity awards for the Company’s executive officers to become effective on the third business day following the filing of the Company’s 10-Q for the quarter ended May 31, 2007 with the Securities and Exchange Commission. The authorized award for each executive officer is comprised of two components: a stock option grant to purchase shares of the Company’s Class A common stock and a restricted stock unit award for additional shares of such Class A common stock. The awards will be made under the Company’s 2000 Stock Incentive Plan.
The executive officers for whom such equity awards have been authorized and the number of shares of Class A common stock subject to their respective awards are as follows:

		Number of
	Number of Stock	Restricted Stock
Name	Options Awarded	Units Awarded

Dr. John G. Sperling, Acting Executive Chairman of the Board	334,000	50,000

Brian E. Mueller, President	668,000	100,000

Joseph L. D’Amico, Executive Vice President and Chief Financial Officer	500,000	60,000

William J. Pepicello, President, University of Phoenix, Inc.	90,000	14,000

John R. Kline, Chief Administrative Officer	90,000	14,000

Diane L. Thompson, Chief Human Resources Officer	90,000	14,000

Joseph N. Mildenhall, Chief Information Officer	90,000	14,000

Dianne M. Pusch, Executive Vice President	90,000	14,000

Terri C. Bishop, Senior Vice President and Chief Communications Officer	90,000	14,000

Brian L. Swartz, Senior Vice President of Finance and Chief Accounting Officer	60,000	10,000

W. Stan Meyer, Vice President of Marketing	90,000	14,000

Larry A. Fleischer, Vice President of Finance	45,000	7,000

Peter V. Sperling, Senior Vice President	8,000	3,000
Except as noted below, each option will have an exercise price per share equal to the closing price per share of the Company’s Class A common stock on the effective date and will have a maximum term of 6 years. The option will become exercisable for the option shares in four successive equal annual installments upon the executive officer’s completion of each year of service with the Company over the four-year period measured from September 1, 2007, subject to accelerated vesting upon certain changes in control or ownership of the Company. However, the option grant to Mr. D’Amico will have a maximum term of 4 years and will become exercisable for the option shares in three successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from June 15, 2007, subject to accelerated vesting upon certain changes in control or ownership of the Company. The option grant to Peter Sperling will have a maximum term of 10 years and will become exercisable upon his continuation in service through August 31, 2007.
Except as noted below, each restricted stock unit award will be subject to both performance-vesting and service-vesting requirements, and none of the restricted stock units will vest unless the Company’s net book income, after tax expense and exclusive of acquisition costs, is not less than a pre-established amount for the fiscal year beginning September 1, 2007. Should such performance objective be attained, then the restricted stock units will vest in four successive equal annual installments upon the executive officer’s completion of each year of service with the Company over the four-year period measured from September 1, 2007, subject to accelerated vesting upon certain changes in control or ownership of the Company. For Mr. D’Amico, the service-vesting period will be limited to three years measured from June 15, 2007. The shares of Class A common stock subject to each restricted stock unit award will be issued as the award vests. Each restricted stock unit award also provides the executive officer with dividend equivalent rights with respect to the shares of Class A common stock subject to the award. However, the restricted stock units awarded to Peter Sperling are not subject to any performance vesting requirement and will vest if he continues in the Company’s service until August 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GROUP, INC.

Date:	July 3, 2007	By:	/s/ JOSEPH L. D’AMICO
			Name:	Joseph L. D’Amico
			Title:	Executive Vice President and Chief Financial Officer